                                                                       Exhibit 5



                                November 4, 1996



Resource America, Inc.


1521 Locust Street


Philadelphia, PA 19102



Gentlemen/Ladies:



     We have acted as counsel to Resource America, Inc. ("RAI") in connection with the preparation and filing by RAI of a registration statement (the "Registration Statement") on Form S-1 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 1,400,000 shares of the common stock of RAI, par value $1.00 per share (the "Common Stock"). In connection therewith, you have requested our opinion as to certain matters referred to below.



     In our capacity as such counsel, we have familiarized ourselves with the actions taken by RAI in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the amendment thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.



     Based upon and subject to the foregoing, we are of the opinion that:



          1. RAI is a corporation which has been duly formed, is validly existing and is in good standing under the laws of the State of Delaware. RAI has full power and authority to issue the Common Stock.



          2. when issued as set forth in the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable.



     We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.



                                          Very truly yours,



                                          LEDGEWOOD LAW FIRM, P.C.